UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2006
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 8, 2006, Wolverine Tube, Inc. (the “Company”) amended its silver consignment and forward contracts facility pursuant to a letter agreement (the “Consignment Agreement Amendment”), dated November 8, 2006, among the Company, Wolverine Joining Technologies, LLC (“Wolverine Joining”) and Bank of America, N.A., successor in interest to Fleet Precious Metals, Inc. (“BANA”). The Consignment Agreement Amendment amends the Amended and Restated Consignment Agreement (the “Consignment Agreement”), dated as of April 28, 2005, among the Company, Wolverine Joining and BANA, as amended to date.
     Effective November 8, 2006, the Consignment Agreement Amendment adjusted the consignment limit to reduce the maximum value of consigned silver available at any time under the consignment facility to the lesser of $17 million or the value of 1.25 million fine troy ounces of silver, in either case less an amount equal to 20% of the face value of all outstanding forward contracts under the forward contracts facility.
     As of November 8, 2006, the value of consigned silver in inventory under the consignment facility was approximately $12.5 million and the value of silver committed under the forward contracts facility was approximately $0.25 million.
     A copy of the Consignment Agreement Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The remaining terms of the Consignment Agreement, which remain unchanged by the Consignment Agreement Amendment, are described in the Company’s Forms 8-K filed with the Securities and Exchange Commission on May 4, 2005, August 5, 2005, and February 28, 2006, which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.1	Letter Agreement, dated November 8, 2006, regarding the Amended and Restated Consignment Agreement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: November 9, 2006

WOLVERINE TUBE, INC.
By:	/s/ James E. Deason
James E. Deason
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated November 8, 2006, regarding the Amended and Restated Consignment Agreement.